Exhibit 10.12

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made and entered into effective as of February 18, 2021 (the “Effective Date”), by and between CA Consulting LLC, an Illinois limited liability company, having a principal place of business at 222 North Canal Street, Third Floor, Chicago, Illinois 60606 (“CAC”) and Footprint, LLC, a Delaware limited liability company, having a principal place of business at 250 East German Road, Gilbert, Arizona 85297 and its affiliated entities (collectively, the “Company,” each of Company and CAC, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Company is engaged in the business of plant-based engineering and technology, focused on providing sustainable products through the development and manufacturing of new technologies (“Products”), and Company is desirous of gaining additional business from, among other things, business opportunities presented to it by CAC; and

WHEREAS, CAC provides consulting and other services to businesses in the restaurant, food science, food technology and beverage industries, and is willing to share present business opportunities to the Company on the terms and conditions set forth in this Agreement; and,

WHEREAS, the Company believes that it is in the best interests of the Company and its stockholders to enter into this Agreement with CAC to provide greater business opportunities for the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

1. Opportunities and Compensation. Commencing on the Effective Date, CAC may, but is under no obligation to, share business opportunities with the Company. In the event that the Company generates revenue from a CAC Opportunity (as hereinafter defined), whether during the Term (as defined in Section 2 below), or within eighteen months following expiration of the Term if the CAC Opportunity was presented during the Term, the Parties agree that the Company will pay CAC a commission equal to two and one half percent (2.5%) of any and all revenues, net of Credits (collectively, the “Revenues”) that the Company receives from each CAC Opportunity (the “Compensation”) for a period beginning on the date of the commencement of the Company’s receipt of such Revenues from a Customer on the terms provided herein and continuing for three years thereafter (“Trailing Three Year Payment Term”). The Compensation will be paid to CAC on or before the 30th of each month following the month in which Revenues were received by the Company from any CAC Opportunity. To the extent Credits are issued or granted by the Company subsequent to the date of such payments, the Company shall have the right to offset future Compensation to be paid by the Company to CAC by the amount of reduced Compensation resulting from such Credits. Notwithstanding the foregoing, individuals, entities or Prospects (as hereinafter defined) that the Company engages with in the future or that the Company is currently engaged with during the Term of this Agreement ( each, a “Customer”) that are or would be opportunities that are not initially identified or shared with the Company by CAC before such engagement by the Company shall not be included within the definition of CAC Opportunity and no Compensation shall be payable by the Company to CAC on account of any Revenues derived from such Customer; provided, however, that in the event that the Company derives additional Revenues from such Customer as a result of the efforts of CAC to expand the Company’s relationship with such Customer, the additional Revenues derived by the Company from the efforts of CAC shall be deemed to be a CAC Opportunity and Compensation shall be payable by the Company to CAC on the additional incremental Revenues derived by the Company from such Customer as a result of the efforts of CAC. Nothing contained herein (i) shall obligate the Company to enter into any agreement or arrangement with a Prospect or a Customer, and (ii) the Company has the right to accept or reject, in its sole discretion, any CAC Opportunity and to make all determinations concerning all structure, pricing, financial and other matters concerning such CAC Opportunity. CAC and the Company acknowledge and agree that each of the companies listed on Schedule A are each a CAC Opportunity, from which Revenues derived are governed by the terms of this Agreement. As used herein, (a) “CAC Opportunity” means business opportunities for the Company identified and/or shared with the Company by CAC wherein CAC (i) assists in the facilitation of the connection of the Company to such business opportunities, (ii) facilitates discussions between the Company and the prospective customers (“Prospects”) involved in such business opportunities, as needed, (iii) provides reasonable assistance to the Company in deriving Revenues from such Prospects, as reasonably requested, and (iv) such Prospects place an order, or enter into a transaction or contract (whether or not in writing), with the Company, and (b) “Credits” means credits or refunds given to a CAC Opportunity due to defective Products or as a result of a recall of Products, or such other amounts as otherwise negotiated by the Company in good faith with the counterparty to such CAC Opportunity with respect to defective Products or a recall of Products.

2. Agreement Period. This Agreement will commence on the Effective Date and continue for a period of two years from the Effective Date (“Term”); provided, however, that such Term may be extended for additional one-year terms upon mutual written agreement of the parties at least sixty (60) days prior to the expiration of the Term or any extensions thereof.

3. Audit Rights and Quarterly Accounting.

(a) Audit Rights. During the Term and continuing one year after expiration of the last Trailing Three- Year Payment Term, Company will permit CAC, or its designee, to inspect, examine, audit and review all of Company’s books and records related to the Revenues (collectively, “Records”). All Records will be (i) maintained in accordance with generally accepted accounting principles and generally accepted auditing standards, and (ii) retained for the period that is at least equal to that necessary to permit CAC to exercise the audit rights included in this Section. CAC will provide reasonable advance notice of its intent to audit and will conduct that audit during Company’s normal business hours and in a manner not to disrupt the Company’s business. CAC will pay for the costs of the audit unless the results of the audit show that Company underpaid CAC by 10% or more, in which case Company will reimburse CAC for the actual documented costs of the audit.

(b) Quarterly Accounting. On or before the 30th day at the end of each calendar quarter, Company will send CAC an accounting of Revenues and Compensation. For each CAC Opportunity, at a minimum the accounting will specify the following for the quarter then ending: (i) the name of the CAC Opportunity, (ii) amount of Revenues per type of Products, (iii) amount of Credits per type of Products, (iv) Compensation paid to CAC, and (v) summary of differences in Compensation from that paid in the prior quarter.

4. No Warranties. NOTHING SET FORTH HEREIN WILL BE DEEMED AN OBLIGATION OF CAC TO FORWARD ANY OPPORTUNITY, OR TO WARRANT THE PERFORMANCE OR OBLIGATION OF ANY CAC OPPORTUNITY UNDER ANY AGREEMENT BETWEEN COMPANY AND SUCH CAC OPPORTUNITY. FURTHER, CAC MAKES NO REPRESENTATIONS OR WARRANTIES THAT THE IDENTIFICATION OF ANY CAC OPPORTUNITY WILL LEAD TO REVENUE GENERATION, OR THAT THE SAME WILL RESULT IN ANY ADDITIONAL PROFITS, SALES, BRAND RECOGNITION OR THE LIKE FOR COMPANY. FOR AVOIDANCE OF DOUBT, THERE ARE NO WARRANTIES, WHETHER WRITTEN, ORAL, STATUTORY, EXPRESS, OR IMPLIED, AND CAC DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES.

5. No Violation. The Company and CAC’s entering into and performing this Agreement will not violate or infringe upon the rights of any third-party or violate any other agreement to which either CAC or the Company is a party.

6. Independent Contractor. Each Party is solely an independent contractor. Nothing contained in this Agreement will be construed to create a partnership or joint venture between CAC and Company or to make either Party an employee or agent of the other Party for any purpose.

7. Governing Law; Venue. This Agreement, and any dispute, controversy or claim arising out of or relating to this Agreement, the relationship resulting in or from this Agreement, the breach of any duties hereunder or any other relationship, transaction or dealing between the Parties (“Dispute”), will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws. Any legal suit, action, proceeding or Dispute arising out of this Agreement or the transactions contemplated by this Agreement will be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the City of Wilmington and County of New Castle, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. The Parties irrevocably and unconditionally waive any objection to venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. This Agreement has been delivered and accepted at, and will be deemed to have been made in, Wilmington, Delaware, United States of America.

8. Construction. In construing this Agreement, the singular includes the plural and the masculine includes the feminine and neuter genders as appropriate. The recitals set forth herein are hereby incorporated into, and form a part of, this Agreement, the truth and accuracy of which are evidenced by each Party’s execution hereof. The headings of sections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement in any way.

9. Notices. Any notice or communication provided for under this Agreement will be in writing and will be deemed given and received (a) upon delivery, if delivered personally or by facsimile transmission with receipt acknowledged, (b) one business day after having been deposited for overnight delivery with a national reputable overnight courier, or (c) three business days after deposit in U.S. mail when sent by registered or certified mail, postage prepaid, with proof of delivery to the address of the Party shown on the first page of this Agreement, or such other address as a Party may specify in a written notice to the other. If notice is to CAC, it will be addressed to the attention of General Counsel, and if to Company, it will be addressed to the attention of Chief Legal Officer.

10. Benefits; No Third Party Beneficiary; No Assignment. This Agreement is for the benefit of and binding upon the Parties and their respective successors and permitted assigns. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than Company, CAC and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Company may not assign this Agreement without the prior written consent of CAC, in its discretion.

11. Survival. Notwithstanding any provisions set forth herein to the contrary, Sections 1, 3 and 4 hereof will survive (in full force and effect) the expiration or termination of this Agreement and will continue to apply to the Parties to this Agreement even after termination of this Agreement or any permitted assignment of this Agreement. Any obligations of the Parties accruing prior to the date of termination or expiration of this Agreement or as a direct result of such termination will survive such expiration of termination until such time as the outstanding obligations are fulfilled.

12. Waivers. No failure or delay of either Party to exercise any rights or remedies under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any rights or remedies preclude any further or other exercise of the same or any other rights or remedies, nor will any waiver of any rights or remedies with respect to any circumstances be construed as a waiver thereof with respect to any other circumstances.

13. Counterparts and Signatures. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will constitute one and the same document. Signatures which have been affixed and transmitted by electronic means will be binding to the same extent as an original signature.

14. Severability. In the event any provision of this Agreement is deemed invalid or unenforceable, in whole or in part, that part will be severed from the remainder of this Agreement and all other provisions will continue in full force and effect as valid and enforceable.

15. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and, supersedes all prior agreements, understandings and arrangements, both oral and written, between CAC and Company (or any of its affiliates) with respect to such subject matter, and merges all prior discussions and writings between them other than as expressly provided in this Agreement. This Agreement may only be amended by a writing signed by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CA CONSULTING LLC	FOOTPRINT, LLC

/s/ Joseph McCoy	/s/ Stephen T. Burdumy
Name: Joseph McCoy	Name: Stephen T. Burdumy
Title: Authorized Signatory	Title: Managing Director and Chief Legal Officer

Schedule A

CAC Opportunities

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]